EXHIBIT 99.1

LAS VEGAS SANDS AND SANDS CHINA ANNOUNCE PRICING OF $5.5 BILLION
OF SENIOR UNSECURED NOTES

LAS VEGAS, August 2, 2018 -- Las Vegas Sands Corp. (NYSE: LVS) today announced that its majority-owned subsidiary, Sands China Ltd. (“Sands China”) has priced $1.8 billion of 4.60% senior notes due 2023, $1.8 billion of 5.125% senior notes due 2025 and $1.9 billion of 5.40% senior notes due 2028. The offering is expected to close on August 9, 2018, subject to customary closing conditions.

Sands China intends to use the net proceeds of approximately $5.46 billion from the offering to repay outstanding term loans under its existing credit facility and for general corporate purposes, including capital expenditures.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may be offered and sold only to professional investors (as defined in Chapter 37 of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (“Hong Kong Listing Rules”) and in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) that are qualified institutional buyers (in reliance on Rule 144A under the Securities Act) and/or non-U.S. Persons outside the United States (in reliance on Regulation S under the Securities Act). None of the notes have been or will be offered or sold to the public in Hong Kong and none of the notes have been or will be placed to any connected person (as defined in the Hong Kong Listing Rules) of Sands China.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Sands China proposes to seek a listing of the notes on the Hong Kong Stock Exchange and has received an eligibility letter from the Hong Kong Stock Exchange for the listing of the notes. Admission of the notes to the Hong Kong Stock Exchange is not to be taken as an indication of the merits of Sands China or the notes.

About Las Vegas Sands
Las Vegas Sands Corp. (NYSE: LVS) is the world’s pre-eminent developer and operator of world-class Integrated Resorts that feature luxury hotels; best-in-class gaming; retail; dining and entertainment; Meetings, Incentives, Convention and Exhibition (MICE) facilities; and many other leisure and business amenities. Las Vegas Sands pioneered the MICE-driven Integrated Resort, a unique, industry-leading and extremely successful model that serves both the leisure and business tourism markets.

LVS properties include The Venetian and The Palazzo resorts and Sands Expo in Las Vegas, Sands Bethlehem in Eastern Pennsylvania, and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., LVS owns a portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, Sands Cotai Central and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

About Sands China
Headquartered in Macao, Sands China Ltd. (HKEx: 1928) is the leading developer, owner and operator of large-scale Integrated Resorts in Macao. In 2017, Sands China served over 92 million leisure and business visits at its properties on Cotai and on the Macao peninsula. Sands China developed, owns and operates The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao. Sands China also owns Cotai Expo, one of the largest convention and exhibition centers in Asia, as well as Macao’s largest entertainment venue, the Cotai Arena. Sands China properties collectively feature over 12,500 luxury suites and hotel rooms, nearly 150 different restaurants and food outlets, spas and theaters for live performances, as well as other integrated resort amenities.

Cautionary Note Regarding Forward-looking Statements: This press release contains forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, current market demand for these types of securities and the securities of Sands China, Sands China’s ability to consummate the offering in the currently anticipated timeframe or at all, and the negotiations between Sands China and the initial purchasers. Forward-looking statements in this press release are based on information available to Sands China and Las Vegas Sands at this time and each of Sands China and Las Vegas Sands assumes no obligation to update such information.

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Contacts:

Investment Community:
Daniel Briggs
(702) 414-1221

Media:
Ron Reese
(702) 414-3607